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                                                                    EXHIBIT 3.60


                                    BY-LAWS

                                      OF

                    IT CORPORATION OF NORTH CAROLINA, INC.


                                   ARTICLE I

                                    Offices
                                    -------

     Section 1.  Principal Office.  The principal office of the Corporation
     ----------  ----------------
shall be located at such place, within or without the State of North Carolina, as shall be determined from time to time by the Board of Directors, and as shall have been so designated most recently in the annual report of the Corporation or amendment thereto, filed with the North Carolina Secretary of State pursuant to the North Carolina Business Corporation Act.

     Section 2.  Registered Office.  The Corporation shall maintain a registered
     ----------  -----------------
office in the State of North Carolina, as required by Section 55-05-01 of the North Carolina Business Corporation Act (the "Act"), which may be, but need not be, identical with the principal office.

     Section 3.  Other Offices.  The Corporation may have offices at any places,
     ----------  -------------
either within or outside the State of North Carolina, as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           Meetings of Shareholders
                           ------------------------

     Section 1.  Annual Meetings.  The annual meeting of the shareholders shall
     ----------  ---------------
be held each year at such date and time as shall be designated by the Board of Directors or the Chief Executive Officer of the Corporation, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.
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     Section 2.  Substitute Annual Meeting.  If the annual meeting shall not be
     ----------  -------------------------
held on the day designated by these By-laws, a substitute annual meeting may be called in accordance with Section 3 of this Article II, which provides for the calling of a special meeting, and a substitute annual meeting so called shall be designated and treated, for all purposes, as the annual meeting.

     Section 3.  Special Meetings.  Special meetings of the shareholders may be
     ----------  ----------------
called at any time by the President, or any member of the Board of Directors, or by any shareholder pursuant to written request.

     Section 4.  Place of Meetings.  All meetings of the shareholders shall be
     ----------  -----------------
held at the principal office of the Corporation except that a meeting may be held at such other place, within or outside the State of North Carolina, as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed.

     Section 5.  Notice of Meetings.
     ----------  ------------------

     (a)  Required Notice. Written notice stating the place, day and hour of any
          ---------------
annual or special shareholder meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the Act or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) the time of deposit in the United States mail, addressed to the shareholder at his address as it appears on the Corporation's current record of shareholders, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when

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received; or (4) five days after deposit in the United States mail, if mailed postage paid and correctly addressed to an address other than that shown in the Corporation's current record of shareholders.

     (b)  Adjourned Meeting.  If any shareholder meeting is adjourned to a
          -----------------
different date, time, or place, notice need not be given of the new date, time and place if the new date, time and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed, as provided by Section 2.6 of the By-laws, then notice must be given pursuant to the requirements of paragraph (a) of this Section 5, to those persons who are shareholders as of the new record date.

     (c)  Waiver of Notice.  A shareholder may waive notice of the meeting (or
          ----------------
any notice required by the Act, Articles of Incorporation, or By-laws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time of meeting stated in the notice) for inclusion in the minutes or filing with the corporate records.

     A shareholder's attendance at a meeting:

     (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

     (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (d)  Contents of Notice.  The notice of each special shareholder meeting
          ------------------
shall include a description of the purpose or purposes for which the meeting is called. Except as provided in

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this Section 5(d), or as provided in the Corporation's articles, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

     If a purpose of any shareholder meeting is to consider either (1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the Corporation's property; (4) the dissolution of the Corporation; or (5) the removal of a Director, the notice must so state and be accompanied by respectively a copy or summary of the (1) articles of amendment;
(2) plan of merger or share exchange; and (3) transaction for disposition of all the Corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are or may be entitled to assert dissenters' rights and must be accompanied by a copy of the relevant provisions of the Act. If the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the Corporation indemnifies or advances expenses to a Director, as defined in N.C.G.S. Section 55-16-21 or any other successor statutory provisions, this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

     Section 6.  Record Date.  For the purpose of determining shareholders
     ----------  -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for one or more voting groups for any such determination

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of shareholders, such record date in any case to be not more than sixty (60)
days immediately preceding the date of the meeting or the date on which the particular action, requiring such determination of shareholders, is to be taken.

     If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date on which notice of the meeting is first mailed to shareholders shall be the record date for such determination of shareholders.

     A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7.  Shareholders List.  Not later than two business days after the
     ----------  -----------------
date notice of a meeting of shareholders is first given, the Secretary or other office or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each shareholder, arranged by voting group (and by class or series of shares within each voting group), which list shall be kept on file at the principal office of the Corporation (or such other place in the city where the meeting is to be held as may be identified in the notice of the meeting) for the period commencing two business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject

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to inspection by any shareholder, or his or her agent or attorney, during the whole time of the meeting and any adjournment thereof.

     Section 8.  Quorum.  Except as otherwise provided in statute, or by the
     ----------  ------
charter of the Corporation, or by these By-laws, the presence in person or by proxy of holders of record of a majority of the shares entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders entitled to vote present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been there present. The shareholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 9.  Voting.  At each meeting of shareholders every holder of record
     ----------  ------
of shares entitled to vote shall be entitled to one vote for every share standing in his name on the books of the Corporation and all questions, except as otherwise provided by statute, or by the Articles of Incorporation, or by these By-laws, shall be determined by a majority of the votes so cast. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force or limits its use to a particular meeting and in any event no proxy shall be valid after ten years from the date of its execution. Each instrument designating a proxy shall be

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exhibited to the Secretary of the meeting and shall be filed with the records of the Corporation. Voting on all matters, except the election of Directors, shall be by voice vote or by a show of hands except that if prior to voting on any particular matter demand shall be made by or on behalf of the holders of not less than one-tenth of the shares represented at such meeting that the vote thereon be taken by ballot.

     Section 10.  Organization.  Each meeting of shareholders shall be presided
     -----------  ------------
over by the Chief Executive Officer, or, in the absence or at the request of the Chief Executive Officer, or, by such other officer as the Chief Executive Officer or the Board of Directors may designate, or in their absence and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled on any other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as Secretary of the meeting.

     Section 11.  Informal Action by Shareholders.  Any action which may be
     -----------  -------------------------------
taken by the shareholders at a meeting thereof may be taken without a meeting if consent in writing, setting forth the action taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation. Any consent so filed with the Secretary of the Corporation shall be filed in the corporate minute book in like manner as minutes of a meeting. Any such consent shall have the same force and effect as a unanimous vote of shareholders.

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                                  ARTICLE III

                              Board of Directors
                              ------------------

     Section 1.  General Powers.  The property, affairs and business of the
     ----------  --------------
Corporation shall be managed by the Board of Directors.

     Section 2.  Number, Term of Office and Qualification.  The number of
     ----------  ----------------------------------------
Directors shall be not less than one (1) and not more than five (5). Each Director shall continue in office until the annual meeting of shareholders held next after this election and until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     Section 3.  Election of Directors.  Except as provided in Section 5 of this
     ----------  ---------------------
Article III, the Directors shall be elected at the annual meeting of shareholders and the persons who shall receive the highest number of votes shall be the elected Directors. If prior to voting for the election of Directors demand therefore shall be made by or on behalf of any shares entitled to vote at such meeting the election of Directors shall be by a ballot.

     Section 4.  Removal of Directors.  The shareholders may remove one or more
     ----------  --------------------
Directors at a meeting called for the purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that Directors may only be removed with cause. If a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a Director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If

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cumulative voting is not authorized, a Director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

     Section 5.  Vacancies.  A vacancy in the Board of Directors created by an
     ----------  ---------
increase in the authorized number of Directors shall be filled only by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any vacancy in the Board of Directors created other than by an increase in the number of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. In the event of the resignation of a Director to take effect at a future date either the Board of Directors or the shareholders, at any time after tender of such resignation, may elect a successor to such Director to take office as of the effective date of such resignation.

     Section 6.  Compensation of Directors.  The Board of Directors, in its
     ----------  -------------------------
discretion, may cause the Corporation to compensate Directors for their services as Directors and may provide for the payment by the Corporation of all expenses incurred by Directors in attending regular and special meetings of the Board.
No such payment shall preclude any Director from serving the Corporation in any capacity and receiving compensation there for.

                                  ARTICLE IV

                             Meetings of Directors
                             ---------------------

     Section 1.  Regular Meetings.  A regular annual meeting of the Board of
     ----------  ----------------
Directors may be held immediately after the annual meeting of shareholders and if not then held shall be held within a reasonable time thereafter.

     Section 2.  Special Meetings.  Special meetings of the Board of Directors
     ----------  ----------------
may be called by or at the request of the President.

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     Section 3.  Place of Meetings.  All meetings of the Board of Directors
     ----------  -----------------
shall be held at the principal office of the Corporation except that such meetings may be held at such other place, within or outside the State of North Carolina as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed upon in advance of the meeting by a majority of the Directors.

     Section 4.  Notice of Meetings.  Regular meetings of the Board of Directors
     ----------  ------------------
may be held without notice. Special meetings shall be called on not less than two days' prior notice. Notice of a special meeting need not state the purpose thereof and such notice shall be directed to each Director at his residence or usual place of business by mail, cable, telegram or may be delivered personally. The presence of a Director at a meeting shall constitute a waiver of notice of that meeting except only when such Director attends the meeting solely for the purpose of objecting to the transaction of any business thereat, on the grounds that the meeting has not been lawfully called, and does not otherwise participate in such meeting.

     Section 5.  Quorum and Manner of Acting.  A majority of the number of
     ----------  ---------------------------
Directors fixed by these By-laws as the number of Directors of the Corporation shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. Except as otherwise expressly provided in this Section, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of seventy-five percent (75%) of the Directors then holding office shall be required to adopt, amend or repeal a By-law or to dissolve the Corporation pursuant to the provisions of the Act without shareholder consent.

     Section 6.  Committees.  The Board of Directors, by resolution adopted by a
     ----------  ----------
majority of the number of Directors then in office, may designate and appoint from among its members

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

one or more Committees, each consisting of two or more Directors, who shall serve as members of such Committee at the pleasure of the Board of Directors. Each such Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that no such Committee shall have authority to: (a) authorize dividends or other distributions not permitted by applicable law to be authorized by a Committee; (b) approve or propose to shareholders action that applicable law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any Committee; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal By-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board of Directors may authorize a Committee or a senior executive officer to do so within limits specifically prescribed by the Board of Directors; or (i) amend or repeal any resolution of the Board of Directors that by its terms provides that it is not so amendable or repealable. Nothing herein shall preclude the Board of Directors from establishing and appointing any Committee, whether of Directors or otherwise, not having or exercising the authority of the Board of Directors.

     Section 7.  Informal Action of Directors.  Action taken by a majority of
     ----------  ----------------------------
the Directors without a meeting shall constitute Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

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     Section 8.  Resignations.  Any Director may resign at any time by giving
     ----------  ------------
written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the President or Secretary of the Corporation unless it shall be necessary to accept such resignation before it becomes effective, in which event the resignation shall take effect upon its acceptance by the Board of Directors. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

                                   ARTICLE V

                                   Officers
                                   --------

     Section 1.  Number of Officers.  The Directors shall elect a President and
     ----------  ------------------
may elect as additional officers of the Corporation one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two offices or more may be held by one person, except the offices of President and Secretary must be held by different persons. No officer shall sign or execute any document in more than one capacity.

     Section 2.  Election, Term of Office and Qualifications.  Each officer,
     ----------  -------------------------------------------
except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article V, shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his death or until he shall resign or shall have been disqualified or shall have been removed from office.

     Section 3.  Subordinate Officers and Agents.  The Board of Directors from
     ----------  -------------------------------
time to time may appoint other officers or agents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may

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

determine. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

     Section 4.  Removal.  The officers specifically designated in Section 1 of
     ----------  -------
this Article V may be removed, either with or without cause, by vote of a majority of the whole Board of Directors at a special meeting of the Board called for that purpose. The officers appointed in accordance with the provisions of Section 3 of this Article V may be removed, either with or without cause, by the Board of Directors, by a majority of the Directors present at any meeting, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors. The removal of any person from office shall be without prejudice to the contract right, if any, of the person so removed.

     Section 5.  Resignations.  Any officer may resign at any time by giving
     ----------  ------------
written notice to the Board of Directors or to the President or the Secretary of the Corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article V, by giving written notice to the officer or agent who appointed him. Any such resignation shall take effect upon its being accepted by the Board of Directors or by the officer or agent appointing the person so resigning.

     Section 6.  Vacancies.  A vacancy in any office because of death,
     ----------  ---------
resignation, removal or disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular appointments or elections to such offices.

     Section 7.  President.  The President shall be the Chief Executive Officer
     ----------  ---------
of the Corporation, and, subject to the instructions of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its other officers, agents and employees. He shall preside at all meetings of the shareholders and of the Board of

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Directors at which he may be present. The President shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 8.   Vice President.  At the request of the President, or in his
     ----------   --------------
absence or disability, the Vice President, and if there be more than one Vice President designated by the Board of Directors, or in the absence of such designation, the Vice President designated by the President, shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such authority as from time to time may be assigned to them by the Board of Directors.

     Section 9.   Secretary.  The Secretary shall keep the minutes of the
     ----------   ---------
meetings of shareholders and of the Directors, and shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law. He shall be custodian of the records, books, reports, statements, certificates, and other documents of the Corporation and of the seal of the Corporation, and see that the seal is affixed to all share certificates prior to their issuance and to all documents requiring such seal. In general he shall perform all duties and possess all authority incident to the office of the Secretary, and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.

     Section 10.  Treasurer.  The Treasurer shall have supervision over the
     -----------  ---------
funds, securities, receipts and disbursements of the Corporation. He shall keep full and accurate accounts of the Corporation in books especially provided for that purpose, and he shall cause a true statement of its assets and liabilities, of the results of its operations and of changes in surplus for each fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after

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the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request for the same. He shall in general perform all duties and have all authority incident to the office of Treasurer and shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors. He may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

     Section 11.  Assistant Secretaries and Treasurers.  The Assistant
     -----------  ------------------------------------
Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those officers, and they shall in general perform such other duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board.

     Section 12.  Duties of Officers May Be Delegated.  In case of the absence
     -----------  -----------------------------------
of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director for the time being provided a majority of the entire Board of Directors concurs therein.

     Section 13.  Salaries of Officers.  No officer of the Corporation shall be
     -----------  --------------------
prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a Director of the Corporation. The salaries of the officers of the Corporation, including such officers as may be Directors of the Corporation, shall be fixed from time to time by the Board of Directors, in its discretion, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers or agents, as provided in Section 3 of this

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Article V, the authority to fix the salaries or other compensation of any such officers or agents appointed by him.

                                  ARTICLE VI

         Indemnification of Directors, Officers, Agents and Employees
         ------------------------------------------------------------

     Section 1.  Indemnification.  Any person who at any time serves or has
     ----------  ---------------
served as a Director of the Corporation shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) expenses, including reasonable attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Corporation, arising out of his status as such Director, or his service, at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or his activities in any of the foregoing capacities, and (b) any liability incurred by him, including, without limitation, satisfaction of any judgment, money decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement, for which he may have become liable in connection with any such action, suit or proceeding.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this By-law, including, without limitation, to the extent necessary, (a) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and (b) giving notice to and obtaining approval by the shareholders of the Corporation.

     Expenses incurred by a Director in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director to pay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

     Any person who at any time after the adoption of this By-law serves or has served as a Director of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein, and any modification or repeal of these provisions for indemnification shall be prospective only and shall not affect any rights or obligations existing at the time of such modification or repeal. Such right shall inure to the benefit of the legal representatives of any such person, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this By-law, and shall not be limited by the provisions for indemnification in Sections 55-8-51 through 55-8-56 of the Act or any successor statutory provisions.

     Any person who is entitled to indemnification by the Corporation hereunder shall also be entitled to reimbursement of reasonable costs, expenses and attorneys' fees incurred in obtaining such indemnification.

                                  ARTICLE VII

               Contracts, Loans, Deposits, Checks, Drafts, Etc.
               ------------------------------------------------

     Section 1.  Contracts.  Except as otherwise provided in these By-laws, the
     ----------  ---------
Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the
     ----------  -----
Corporation and no evidence of indebtedness shall be issued in its name, unless and except as authorized by the Board of Directors. Any officer or agent of the Corporation thereunto so authorized may effect loans or advances for the Corporation and for such loans or advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any such officer or agent, when thereunto so authorized, may mortgage, pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation any real property and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

     Section 3.  Deposits.  All funds of the Corporation shall be deposited from
     ----------  --------
time to time to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be given by the Board of Directors.

     Section 4.  Checks, Drafts, Etc.  All notes, drafts, acceptances, checks
     ----------  -------------------
and endorsements or other evidences of indebtedness shall be signed by the President or Vice President and by the Secretary or the Treasurer, or in such other manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories will be made by the President or Treasurer or by any officer or agent who may be designated by resolution of the Board of Directors in such manner as such resolution may provide.

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

     Section 5.  Proxies.  Any share in any other Corporation which may from
     ----------  -------
time to time be held by the Corporation may be represented and voted at any meeting of shareholders of such other Corporation by any person or person thereunto authorized by the Board of Directors or if no one be so authorized, by the President or a Vice President or by any proxy appointed in writing by the President or Vice President.

                                 ARTICLE VIII

                  Certificates for Shares and Their Transfer
                  ------------------------------------------

     Section 1.  Certificates for Shares.  Certificates for shares of the
     ----------  -----------------------
Corporation shall be in such form as shall be approved by the Board of Directors. They shall be signed by the President or Vice President and by the Secretary or Treasurer and sealed with the seal of the Corporation, and which seal may be a facsimile, engraved or printed.

     Section 2.  Shares Without Certificates.
     ----------  ---------------------------

     (a)  Issuing Shares Without Certificates.  Unless the Articles of
          -----------------------------------
Incorporation provide otherwise, the Board of Directors may authorize the issuance of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

     (b)  Information Statement Required.  Within a reasonable time after the
          ------------------------------
issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing at minimum:

     (1) the name of the issuing Corporation and that it is organized under the law of this state;

     (2)  the name of the person to whom issued; and

     (3) the number and class of shares and the designation of the series, if any, of the issued shares.

     If the Corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the variation in rights, preferences, and limitations determined for each series and the authority of the Board of Directors to determine variations for future series.

     Section 3.  Transfer of Shares.  A book shall be kept containing the names
     ----------  ------------------
of all shareholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively become the owners thereof. Transfers of the shares of the Corporation shall be made on the books of the Corporation at the direction of the record holder thereof or his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Secretary, or with the transfer agent, if any, for such shares, and the surrender of the certificate or certificates for such shares properly endorsed. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof and shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina.

     Section 4.  Registration of the Transfer of Shares.  Registration of the
     ----------  --------------------------------------
transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section 5.  Lost or Destroyed Certificates.  The holder of any share or
     ----------  ------------------------------
shares of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate thereof and the Corporation with the approval of the Board of Directors may issue a new certificate of such share or shares in the place of such certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors in its discretion may require the owner of the certificate alleged to have lost, destroyed, stolen or mutilated, or his legal representative to give the Corporation and its transfer agent and its registrar, if any, before the issuance of such new certificate, a bond of indemnity in such sum and in such form and with such surety or sureties as the Board of Directors may direct or the Board may authorize the issuance of such new certificate without requiring such bond.

     Section 6.  Regulations.  The Board of Directors may make such rules and
     ----------  -----------
regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

     Section 7.  Restrictions on Transfer of Shares.  The purchase, sale, or
     ----------  ----------------------------------
other transfer of shares of the Corporation, whether directly or indirectly, by inter vivos transfer or otherwise, may be restricted or limited by agreements between the Corporation and the shareholders or by agreements between the respective shareholders, or both, provided such agreements are executed in accordance with all applicable laws pertaining to such agreements and a copy of any such agreements is filed with the Secretary of the Corporation within ninety
(90) days of its execution.

When so filed, said agreements shall become a part of these By-laws as if fully expressed herein and shall be binding upon the Corporation and its shareholders whether or not the Corporation or its shareholders are actual parties to the said agreements.

                                  ARTICLE IX

                              General Provisions
                              ------------------

     Section 1.  Corporate Seal.  The corporate seal shall be in such form as
     ----------  --------------
shall be approved from time to time by the Board of Directors.

     Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be
     ----------  -----------
established by resolution of the Board of Directors.

     Section 3.  Waiver of Notice.  Whenever any notice is required to be given
     ----------  ----------------
to any shareholder or Director under the provisions of the Act or under the provisions of the Articles of Incorporation or By-laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 4.  Dividends.  The Board of Directors may, from time to time
     ----------  ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation. The Board of Directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board of Directors, the date the Board of Directors authorizes such dividend shall be the record date.

     Section 5.  Construction.  All references in these By-laws to "shareholder"
     ----------  ------------
or "shareholders" refer to the person or persons in whose names shares are registered in the records of the Corporation, except to the extent that a beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a "shareholder" in accordance with a procedure therefore that the Corporation may, but need not, establish pursuant to applicable law. All personal pronouns used in these By-laws shall include persons of any gender. All terms used herein and not specifically defined herein but defined in the Act shall have the same meanings herein as given under the Act, unless the context otherwise requires.

     Section 6.  Amendments.  Except as otherwise provided, these By-laws may be
     ----------  ----------
amended or repealed and new By-laws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors. The Board of Directors shall not have power to adopt a By-law: (1) requiring more than a majority of the voting share for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law, (2) providing for the management of the Corporation other than by the Board of Directors or its Executive Committee, (3) increasing or decreasing the number of Directors, (4) clarifying and staggering the election of Directors. The shareholders may make, alter, amend and repeal the By-laws of the Corporation at any annual meeting or at a special meeting called for such purpose and By-laws adopted by the Directors may be altered or repealed by the shareholders. No By-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

     Dated this the 30th day of November, 1995.